Exhibit 2.1


                    STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of February 29, 1996 by and between Permian Basin Title Services,
Inc., a Texas corporation ("Buyer") and SA Telecommunications,
Inc., a Delaware corporation ("Seller").

     Seller owns all of the issued and outstanding shares (the "Shares") of capital stock of Strategic Abstract & Title Corporation, a Texas corporation (the "Company"). David Yarbrough, an officer and director of Buyer, has been running the operations of the Company, and is familiar with the assets, liabilities (contingent or otherwise) and prospects of the Company. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller the Company on an "as is" basis through the purchase of the Shares on the terms and conditions herein set forth. Seller and Buyer mutually covenant and agree as follows:

     1. Purchase Price. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, at the Closing (as hereinafter defined), Seller agrees to sell, transfer and assign the Shares to Buyer and Buyer agrees to purchase the Shares from Seller, for an aggregate consideration of $500,000 payable by the promissory note of Buyer in the form of Exhibit A hereto (the "Note").

     2. Closing. The Closing under this Agreement shall occur at the offices of Seller at 3:00 p.m. on February 29, 1996, or such earlier date on which Seller and Buyer agree. The time and date on which the Closing hereunder occurs is herein called the "Closing". At the Closing, Seller will deliver to Buyer stock certificates duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, representing the Shares against delivery by Buyer to Seller of the Note and the documents referred to in Section 5 hereof.

     3. Buyer Representations. Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing regardless of what investigations, if any, Seller shall have made thereof prior thereto) as follows: (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; (b) this Agreement, the Note and the Pledge Agreement have been duly authorized, executed and delivered by Buyer and are valid and binding agreements of Buyer enforceable in accordance with their respective terms; (c) the Security Agreement, the Guaranty and the Lease have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their respective terms, (d) Buyer is acquiring the Shares for its own account and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended; and (e) Buyer has received assurances from the Texas Insurance Commission and the Company's title insurance underwriter that the Company has permission to continue to operate its business after the transfer of the Shares to Buyer hereunder.

     4. Seller Representations. Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing regardless of what investigations, if any, Buyer shall have made thereof prior thereto) as of the date hereof, that: (a) this Agreement has been duly authorized, executed and delivered by Seller and is a valid and binding agreement of Seller enforceable in accordance with their respective terms; (b) the Shares, consisting of 1,000,000 shares of Common Stock of the Company owned by Seller, are all the issued and outstanding shares of the Company; and (c) the Shares are owned of record and beneficially by Seller, free from all liens, claims and encumbrances of any kind other than the liens of Norwest Bank Minnesota, National Association and Howard Maderra, Bill Johnson and Marianne Reed (the "Prior Security Interests").

     5. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with such conditions may be waived by Seller: (a) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, (b) Buyer shall have executed and delivered to Seller the Note;

(c) the Company shall have executed and delivered a lease agreement as Lessor with respect to a closing office for the Company in substantially the form of Exhibit B hereto (the "Lease"), a security agreement in substantially the form of Exhibit C hereto (the "Security Agreement"), a Guaranty in substantially the form of Exhibit D hereto (the "Guaranty"), and such UCC-1 Financing Statements as Seller may request, (d) Buyer shall executed and delivered a pledge agreement in substantially the form of Exhibit E hereto, and (e) Buyer shall have executed and delivered a Form 8023, Corporate Qualified Purchases.

     6. Filing of Returns; Tax Election. After the Closing of the transactions contemplated hereby:

          (a)  Seller shall include the Company in its
     consolidated federal tax return and in any state or local tax return filed on a consolidated, combined or unitary basis through the close of business on the date of Closing
     (the "Closing Date").

          (b) Buyer shall make a timely election under Section 338(g) of the Internal Revenue Code of 1986, as amended (the "Code") and Seller and Buyer shall jointly make an election under Section 338)(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively, a "Section 338(h)(10) Election") with respect to the Company.

          (c) Seller and Buyer shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with Section 338 of the Code and the applicable regulations enacted from time to time thereafter, and (ii) Seller and Buyer shall report the sale of the Shares pursuant to this Agreement consistent with the
     Section 338(h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any tax return, any discussion with or proceeding before any taxing authority, or otherwise.

          (d) As soon as practicable after the date hereof, but in no event later than sixty (60) days prior to the date for filing of the consolidated Buyer tax return for 1996 (taking into account any extensions), Seller shall prepare a schedule setting forth (i) the modified aggregate deemed sales price (the "MADSP") at which the Company is deemed to have sold its assets for tax purposes as a result of the
     Section 338(h)(10) Election, (ii) the adjusted grossed-up basis (the "AGUB") at which Buyer is deemed to have purchased its assets for tax purposes as a result of such elections, and (iii) the allocation of MADSP and AGUB among the assets of the Company. Such amounts shall be determined in accordance with Section 338 of the Code and the applicable regulations thereunder. The Seller and the Buyer will file all tax returns (including any amended returns and claims for refund) and information reports in a manner consistent with such information.

     7. Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, at the addresses shown on the signature page of this Agreement, or to such other address or person as any party may designate by written notice to the others.

     8. Expenses. Each of the parties hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

     9. Indemnification. It is the intent of the parties hereto that Seller shall have no liability or obligation whatsoever with respect to the Company and its operations and that Buyer is purchasing the Company on an "as is" basis subject to whatever liabilities, claims, obligations and liabilities (whether known or unknown, contingent or otherwise) and that Seller has made no representations with respect to the Company other than the representations made in this Agreement, if any. Buyer hereby agrees to indemnify and defend Seller, and its present, past and future officers, directors, shareholders and employees (the "Indemnified Parties"), and hold the Indemnified Parties harmless from and against any and all claims, actions, or causes of action, assessments, damages, losses, liabilities, costs and expenses (including without limitation interest, penalties, costs and reasonable attorney's fees and expenses caused by or arising out of (i) any breach or alleged breach of warranty or inaccurate or erroneous representation of Buyer contained in this Agreement or in any exhibit or document delivered pursuant hereto, (ii) any transaction, event, fact or circumstance involving the Company, its officers, directors, employees or agents, whether existing before or after the date of this Agreement, (iii) any guarantee of any of the Indemnified Parties given prior to the date hereof with respect to any business or operations of the Company. Costs and expenses (including attorney's fees) incurred by any Indemnified Party in defending or investigating any action, suit, proceeding or investigation shall be paid by Buyer as they are incurred in advance of the final disposition of such matter. If a claim hereunder is not paid within 30 days after Buyer's receipt thereof, the Indemnified Party may bring suit thereon and, if successful in whole or in part, the Indemnified Party shall be entitled to recover the cost of prosecuting such claim.

     10. Post Closing Deliveries. As soon as is available, Buyer shall furnish to Seller a copy of the articles of incorporation of Buyer certified by the Secretary of State of Texas and a copy of the organizational minutes adopted by Buyer and authorizing the transactions contemplated hereunder and any evidence of the written approval of the Texas Insurance Commission or the Company's title insurance underwriters with respect to the transfer of the Shares hereunder. As soon as available, Seller shall furnish Buyer with evidence of the release of the Prior Security Interests.

     11. Entire Agreement. This Agreement and the documents referred to herein set forth all the covenants, promises, agreements, conditions and understandings among the parties hereto, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws.

     13. Finder's Fees. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby.

     14. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.


SA TELECOMMUNICATIONS, INC.        PERMIAN BASIN TITLE SERVICES,
INC.                               INC.

By:  /s/ Jack W. Matz Jr.          By:  /s/ David Yarbrough
     Jack W. Matz Jr.                   David Yarbrough
     Chairman and Chief Executive       President
     Officer
Address:  1912 Avenue K, Suite 100 Address:  3918 Monclair Avenue
          Plano, TX. 75074                   Odessa, Texas 79762

                                                        EXHIBIT A


                         PROMISSORY NOTE

$500,000.00                                     February 29, 1996

     FOR VALUE RECEIVED, the undersigned, Permian Basin Title Services, Inc., a Texas corporation ("Maker") hereby unconditionally promises to pay to the order of SA Telecommunications, Inc., a Delaware corporation ("Payee"), at the offices of Payee at 1600 Promenade Center, Suite 1510, Richardson, Texas 75080, or such other address given to Maker by Payee, the principal sum of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000.00), in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day outstanding until paid, calculated on the basis of a 360-day year, at the rate of seven percent (7%) per annum until paid.

     Accrued interest on the unpaid principal balance of this Note shall be due and payable quarterly on March 31, June 30, September 30, December 31, commencing March, 1996 as shown on the attached amortization schedule until paid in full. The principal of this Note shall be due and payable in installments as shown on the attached amortization schedule, with the entire unpaid principal balance and accrued but unpaid interest due on December 31, 2005. Should the principal of, or any installment of the principal or interest upon, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. All payments of principal of and interest upon this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

     All past due principal and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the rate of ten percent (10%) per annum until paid.

     Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, severally waive demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

     Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part at any time and from time to time without premium or penalty.

     It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (I) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of nonusurious interest allowed by applicable law, and any excess shall be credited on the principal of this Note by the holder hereof (or, if this Note shall have been paid in full, refunded to the Maker); and (ii) in the event that maturity of the indebtedness represented by this
Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of nonusurious interest allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on the principal of this Note (or if this Note shall have been paid in full, refunded to the Maker).

     Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas without regard to conflicts of law principles shall govern the validity, construction, enforcement and interpretation of this Note.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

     The Payee and any other holder of this Note is entitled to the benefits of that certain (1) Security Agreement dated as of the date hereof between Strategic Abstract & Title Corporation, a Texas corporation ("SATC") and Payee, (2) Guaranty dated as of the date hereof by SATC to Payee, and (3) Pledge Agreement between Maker and Payee, pursuant to which SATC and Maker have granted security interests in certain of their assets to secure the obligation of Maker hereunder and under the Stock Purchase Agreement dated as of February 29, 1996 by and between Maker and Payee.

     All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind its successors, legal representatives and assigns, whether so expressed or not.

                              PERMIAN BASIN TITLE SERVICES, INC.

                              By:  /s/ David Yorbrough
                                   David Yarbrough
                                   President

                  SCHEDULE OF PAYMENTS ON NOTE
        Starting Principal $500,000 - 7% Simple Interest

YEAR 1 - 1996                 Interest Due        Date Due
                              ------------        --------
                              $  1,458.33         03/31/96
                                 4,374.99         06/30/96
                                        "         09/31/96
                                        "         12/31/96
Total Int. Paid 1996          $ 14,583.33
Total Int. Accrued to Note    $ 14,583.33
Note                          $500,000.00
                              -----------
New Principal                 $514,583.33         for 01/01/97
_________________________________________________________________

YEAR 2 - 1997                 Interest Due        Date Due
                              ------------        --------
                              $  6,753.06         Each Qtr.
Total Int. Paid 1997          $ 27,012.24
Total Int. Accrued to Note    $  9,008.59
Note                          $514,583.33
                              -----------
New Principal                 $523,591.92         for 01/01/98
_________________________________________________________________

YEAR 3 - 1998                 Interest Due        Date Due
                              ------------        --------
                              $  9,162.86         Each Qtr.
Total Int. Paid 1998          $ 36,651.44
Total Int. Accrued to Note            .00
                              -----------
New Principal                 $523,591.92         for 01/01/99
_________________________________________________________________

YEAR 4 - 1999                 Interest Due        Date Due
                              ------------        --------
                              $  9,162.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/99
                              -----------
New Principal                 $473,591.92         for 01/01/2000
_________________________________________________________________


YEAR 5 - 2000                 Interest Due        Date Due
                              ------------        --------
                              $  8,287.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/2000
                              -----------
New Principal                 $423,591.92         for 01/01/2001
_________________________________________________________________

YEAR 6 - 2001                 Interest Due        Date Due
                              ------------        --------
                              $  7,412.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/2001
                              -----------
New Principal                 $373,591.92         for 01/01/2002
_________________________________________________________________

YEAR 7 - 2002                 Interest Due        Date Due
                              ------------        --------
                              $  6,537.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/2002
                              -----------
New Principal                 $323,591.92         for 01/01/2003
_________________________________________________________________

YEAR 8 - 2003                 Interest Due        Date Due
                              ------------        --------
                              $  5,662.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/2003
                              -----------
New Principal                 $273,591.92         for 01/01/2004
_________________________________________________________________

YEAR 9 - 2004                 Interest Due        Date Due
                              ------------        --------
                              $  4,787.86         Each Qtr.
Principal Due                 $ 50,000.00         12/31/2004
                              -----------
New Principal                 $223,591.92         for 01/01/2005
_________________________________________________________________

YEAR 10 - 2005                Interest Due        Date Due
                              ------------        --------
                              $  3,912.86         Each Qtr.
Principal Due                 $223,591.92         12/31/2005
_________________________________________________________________

BALANCE                               .00         01/01/2006


                  SCHEDULE OF OMITTED EXHIBITS
                               TO
                    STOCK PURCHASE AGREEMENT

     Pursuant to Item 601(b)(2), the following exhibits to the Stock Purchase Agreement filed as Exhibit 2.1 to the Current
Report on Form 8-K for SA Telecommunications, Inc. (the
"Registrant") dated February 29, 1996 have been omitted from the exhibit so filed.

     Document                 Exhibit to Stock Purchase Agreement

     Lease Agreement                         B
     Security Agreement                      C
     Guaranty                                D
     Pledge Agreement                        E

     The Registrant hereby undertakes to supplementally furnish a copy of any omitted exhibit to the Commission promptly upon request.